                             SUPPLEMENTAL INDENTURE



          THIS SUPPLEMENTAL INDENTURE dated as of April 1, 2000, among BEAR ISLAND PAPER COMPANY, L.L.C., a limited liability company duly formed and existing under the laws of the Commonwealth of Virginia (herein called the "Company"), BEAR ISLAND FINANCE COMPANY II, a corporation duly organized and existing under the laws of the State of Delaware (herein called "Finco" and, together with the Company the "Issuers"), BEAR ISLAND TIMBERLANDS COMPANY, L.L.C., a limited liability company duly formed and existing under the laws of the Commonwealth of Virginia, F. F. SOUCY, INC., a corporation duly formed and existing under the laws of the Province of Quebec, Canada and SUNTRUST BANK, a Georgia banking corporation and successor to Crestar Bank, Trustee (herein called the "Trustee"), and with the consent of BRANT-ALLEN INDUSTRIES, INC., a corporation duly formed under the laws of the State of Delaware, (herein called "Brant-Allen") all of whom are collectively referred to as the "Parties"; provides:

                                    RECITALS

          The Company, the Trustee and the other Parties entered into an Indenture (the "Indenture") dated as of December 1, 1997, in connection with and to secure the payment and performance of obligation under the Issuers's 10% Senior Secured Notes due 2007 and the Issuers's 10% Series B Senior Secured Notes due 2007, (collectively the "Notes").
                                   -----

          Section 1009(b), clause (viii) of the Indenture permits the Company, so long as no Default or Event of Default shall have occurred and be continuing, to pay management fees to Brant-Allen in cash and by debt obligation within certain limits therein stated.
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          The Company, with Brant-Allen concurring, has requested that the
Trustee enter into a Supplemental Indenture amending Section 1009(b), clause
(viii), by reducing the maximum permitted management fee set forth therein and permitting cash payment of the entire management fee as so reduced.

          The Trustee and the other Parties hereto are willing to grant such a request by entering into this Supplemental Indenture with Company, without the consent of any of the Holders of the Notes, pursuant to authority granted by
Section 901(2) of the Indenture.

          NOW, THEREFORE, in consideration of the Recitals, $10 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, it is hereby agreed as follows:

     1. Capitalized terms used but not defined herein shall have the same meanings given to these words and terms in the Indenture.

     2. Section 1009(b), clause (viii) of the Indenture is hereby amended by deleting the provisions thereof and inserting in their place as follows:

                    (viii) the payment by the Company of management fees to Brant-Allen (or any of its Subsidiaries or Affiliates) in an amount per annum not in excess of 1% of the revenues (less transportation costs) of the Company in the applicable fiscal year, which may be paid in cash; and

     3. The Parties agree that this Supplemental Indenture and the foregoing Amendment constitute a surrender of a right or power conferred upon the Issuers.

     4. This Supplemental Indenture shall be effective from and after April 1, 2000.


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

          IN WITNESS WHEREOF, the Parties hereto have caused their names to be signed by their duly authorized officers as of the day first above written.

                              BEAR ISLAND PAPER COMPANY, L.L.C.

                              By:__________________________________
                                   Name:
                                   Title:

                              BEAR ISLAND FINANCE COMPANY II

                              By:__________________________________
                                   Name:
                                   Title:

                              BEAR ISLAND TIMBERLANDS COMPANY, L.L.C.

                              By:__________________________________
                                   Name:
                                   Title:

                              F. F. SOUCY, INC.

                              By:__________________________________
                                   Name:
                                   Title:

                              BRANT-ALLEN INDUSTRIES, INC.

                              By:__________________________________
                                   Name:
                                   Title:

                              SUNTRUST BANK

                              By:__________________________________
                                   Name:
                                   Title:



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